UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): December 31, 2004

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2004 the Board of Directors (the “Board”) of Granite Broadcasting Corporation (the “Company”) approved amendment of the Non-Employee Director Stock Plan of Granite Broadcasting Corporation (the “Plan”) to suspend the Plan, effective as of December 31, 2004 (the “Suspension Date”), until such time, if ever, as the Board may in its sole discretion determine otherwise, such that (a) the Company’s non-employee directors shall no longer be entitled to receive awards of shares of Common Stock (Nonvoting), $.01 par value, of the Company (“Shares”) or cash in lieu of Shares under the Plan or be permitted to defer the receipt of any Shares, and (b) individuals who become members of the Board on or after the Suspension Date shall not be permitted to participate in the Plan.  Awards of Shares or cash in lieu of Shares that were granted to non-employee directors, or awards of Shares that were deferred by non-employee directors, prior to the Suspension Date shall not be affected by the suspension but shall remain outstanding in accordance with the terms of the Plan as in effect prior to the Suspension Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 31, 2004, the Board amended Article III, Section 11 of the Company’s Bylaws to clarify that the Board has the authority to fix the compensation of directors.  The Company’s Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description of Exhibit

3.1	Granite Broadcasting Corporation Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: January 5, 2005	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer